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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3, No. 333-     ) and related Prospectus of
Harris Corporation for the registration of $250,000,000 of Debt Securities and to the incorporation by reference therein of our report dated July 27, 1995, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Jacksonville, Florida
May 3, 1996